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                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1994, with respect to the 1993 consolidated financial statements of Independent Bankshares, Inc. included in the Registration Statement, as amended, (Form S-1) and related Prospectus of Independent Bankshares, Inc. for the registration of 316,250 shares of its common stock.


                                            /s/ ERNST & YOUNG LLP
                                          -------------------------


Fort Worth, Texas
December 31, 1996